Exhibit 10.11

                             March 3, 1997

                      [On Carson Medlin letterhead]

Jimmy C. Talent
President and CEO
United Community Banks, Inc.
59 Highway 515
Blairsville, Georgia  30512

Dear Mr. Talent:

     With respect to that certain broker dealer agreement between United Community Banks, Inc., (the "Company") and The Carson Medlin Company ("Carson Medlin") dated January 28, 1997 (the "Broker Dealer Agreement"), and in response to certain comments from the National Association of Securities Dealers, Carson Medlin agrees to amend the Broker Dealer Agreement by deleting the last sentence in paragraph two of Section 1 and by deleting the references to Section 1 that appear in Section 8. All other terms of the Broker Dealer Agreement shall remain unchanged.

     Please sign and return to us one copy of this letter, whereupon it will become a binding agreement between Carson Medlin and the Company in accordance with Section 16 of the Broker Dealer Agreement.

                         Sincerely,

                         THE CARSON MEDLIN COMPANY


                         By:/s/ W. Gray Medlin
                            W. Gray Medlin
                            Chairman


                         UNITED COMMUNITY BANKS, INC.


                         By: /s/ Christopher J. Bledsoe
                            Christopher J. Bledsoe

                         Its:  VP-CFO